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                                   EXHIBIT 3A

                                  SBM COMPANY

                                   FORM 10-K

                               DECEMBER 31, 1994

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                        Office of the Secretary of State

                     AMENDMENT OF ARTICLES OF INCORPORATION


Seal
STATE OF
MINNESOTA

READ INSTRUCTIONS AT BOTTOM OF PAGE BEFORE COMPLETING THIS FORM

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CORPORATE NAME
                                 SBM Company
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This  amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box: ______________

The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is (are) being amended or added. If the full text of the amendment will not fit in the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets using this format.)


Article VII

               The Minnesota Control Share Acquisition Act, Section 302A.671 of the Minnesota Statutes, shall not apply to the Company or any acquisition by any person of shares of voting securities of the Company.

This amendment has been approved pursuant to chapter 302A, Minnesota Statutes.
I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.



                                                       /S/ LORI L. NUEBEL
                                                 ______________________________
                                                (Signature of Authorized Person)

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INSTRUCTIONS:                                 FOR USE BY THE SECRETARY OF STATE
(Left side of Form)                           (Right side of Form)

1.     Type or print with dark black ink.
2.     Filing fee:   $35.00.
3.     Make check payable to Secretary
       of State.
4.     Mail or bring completed forms to:

        Secretary of State
        Business Services Division
        180 State Office Building
        Saint Paul, MN  55155
        612/296-2803
SC-00175-03 (9/88)
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